As filed with the Securities and Exchange Commission on May 24, 2010
Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
__________________

USA Truck, Inc.
(Exact name of registrant as specified in its charter)

Delaware	71-0556971
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
__________________

3200 Industrial Park Road, Van Buren, Arkansas 72956
(479) 471-2500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
__________________

Clifton R. Beckham
President and Chief Executive Officer
USA Truck, Inc.
3200 Industrial Park Road
Van Buren, Arkansas 72956
(479) 471-2500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
__________________

Copies requested to:
Mark A. Scudder, Esq.
Heidi Hornung-Scherr, Esq.
Scudder Law Firm, P.C., L.L.O.
411 South 13th Street, Second Floor
Lincoln, Nebraska 68508
__________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

                Large Accelerated Filer  ☐      Accelerated Filer  ☒       Non-Accelerated Filer  ☐      Smaller Reporting Company ☐
                                                          (Do not check if a Smaller Reporting Company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (1)(2)(3)	Amount of Registration Fee (3)
Common Stock, par value $0.01 per share			$80,000,000	$5,704.00

(1) This Registration Statement registers an indeterminate number of shares of common stock as may be issued by the Registrant from time to time or at one time and at such prices and in such amounts as determined by the Registrant.  The aggregate maximum offering price of all securities issued pursuant to this Registration Statement shall not exceed $80,000,000.  In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the registered securities as a result of stock splits, stock dividends, recapitalizations or similar transactions.

(2) Pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum offering price, the table does not specify the amount to be registered or the proposed maximum offering price per share.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 under the Securities Act.

PROSPECTUS

USA Truck, Inc.

Common Stock

_____________________________

We, and any selling stockholders, may offer and sell shares of common stock on a delayed or continuous basis at indeterminate prices from time to time.  We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.  The maximum aggregate offering price that may be issued under this prospectus will not exceed $80,000,000.

We and the selling stockholders, if any, will provide the specific terms and offering price of the common stock in supplements to this prospectus to the extent those terms are not described in this prospectus or are different from the terms described in this prospectus.  The prospectus supplements also may add to, update, or change information contained in this prospectus.  In addition, we may supplement, update, or change any of the information contained in this prospectus by incorporating information by reference in this prospectus.

You should read this prospectus, the supplements to this prospectus, and any incorporated documents carefully before you invest in any of our common stock.  This prospectus is not an offer to sell common stock and it is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.

We and the selling stockholders, if any, may offer common stock directly to investors, through agents, underwriters, or dealers on a delayed or continued basis.  Each prospectus supplement will provide the terms of the plan of distribution relating to the common stock.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “USAK.”

_____________________________

    Investing in our common stock involves a high degree of risk.  Before buying any shares, you should carefully consider the risk factors described in “Risk Factors” beginning on page 4 of this prospectus.

_____________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

_____________________________

The date of this prospectus is ________,20__.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “Commission”) utilizing a “shelf” registration process.  Under this shelf process, we and any selling stockholders may from time to time sell the common stock described in this prospectus in one or more offerings up to an unspecified dollar amount.

This prospectus provides you with a general description of the common stock that we and any selling stockholders may offer.  Each time we or any selling stockholders sell common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update, or change information contained in this prospectus.  If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement.  You should read both this prospectus and any applicable prospectus supplement, together with additional information described under the heading “WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION.”

You should rely only on the information contained or incorporated by reference into this prospectus, a prospectus supplement, free writing prospectus, or any amendment filed with the Commission.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  This prospectus may be used only where it is legal to sell these securities.  We and any selling stockholders are offering to sell, and seeking offers to buy, only the shares of common stock covered by this prospectus, and only under the circumstances and in the jurisdictions where it is lawful to do so.  The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of the shares of common stock.  You should assume that the information appearing in this prospectus, any prospectus supplement, free writing prospectus, or amendment and the documents incorporated by reference is accurate only as of the date of this prospectus, any prospectus supplement, free writing prospectus, or amendment or the respective document incorporated by reference, as the case may be.  Our business, financial condition, results of operations, and prospects may have changed since those dates.

Unless the context requires otherwise, references in this prospectus to “USA Truck,” the “Company,” “we,” “us,” and “our” refer to USA Truck, Inc. and its subsidiary.

You should read carefully the entire prospectus, as well as the documents incorporated by reference into the prospectus, before making an investment decision.

SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information that may be important to you.  This prospectus provides you with a general description of the common stock we and any selling stockholders may offer.  Each time we or the selling stockholders, if any, offer to sell common stock, we will provide you with a prospectus supplement that will describe the specific amounts, prices, and other terms of the common stock being offered.  The prospectus supplement and the documents incorporated by reference herein also may add, update, or change information contained in this prospectus.  To understand the terms of our common stock, you should carefully read this document with the applicable prospectus supplement, as well as the section entitled “Risk Factors” beginning on page 4 of this prospectus, before making a decision to invest in our common stock.  Together, these documents will give the specific terms of the common stock we and any selling stockholders may offer.  You should also read the documents we have incorporated by reference in this prospectus described above under “Where You Can Obtain Additional Information.”

USA Truck

We are a dry van truckload carrier providing transportation of general commodities throughout the continental United States and into and out of Mexico and portions of Canada.  We generated approximately $382.4 million in total revenue in 2009.  Generally, we transport full trailer loads of freight from origin to destination without intermediate stops or handling.  We concentrate primarily on short-to-medium lengths of haul, which average less than 600 miles, because the majority of domestic truckload freight (as measured by revenue) moves in these lanes.  To complement our general freight operations and pursue a greater return on our assets, we provide dedicated, brokerage, and rail intermodal services.  Through our asset based and non-asset based capabilities, we transport many types of freight for a diverse customer base in industries such as industrial machinery and equipment, rubber and plastics, retail stores, paper products, durable consumer goods, metals, electronics, and chemicals.

We are the 16th largest truckload carrier in the United States, based on 2008 revenue data published by Transport Topics, a publication of the American Trucking Associations.  At December 31, 2009, we had in service approximately 2,328 tractors, including 165 owner-operator tractors, and 7,214 trailers.  We concentrate our freight operations east of the Rocky Mountains where there is greater density of population, freight lanes, and drivers.  We also provide truckload services into and out of Mexico and portions of Canada.

Our business has two segments: asset-intensive trucking services and asset-light transportation services.  The trucking segment of our operations provides these services through three service offerings.  Our General Freight service offering transports freight over irregular routes as a short- to medium-haul common carrier.  Our Dedicated Freight service offering provides similar transportation services, but does so pursuant to agreements whereby we make our equipment available to a specific customer for shipments over particular routes at specified times.  Our Trailer-on-Flat-Car rail intermodal service offering provides a rail transit option to transport freight to the extent Company equipment is used in providing the service.

The asset-light segment, which we call Strategic Capacity Solutions, includes our Freight Brokerage and our Container-on-Flat-Car rail intermodal service offerings.  These operations typically do not involve the use of our equipment or owner-operator equipment.  Instead, we arrange for the transportation of our customers’ freight by other providers and retain a portion of the compensation.

Other Information

We were incorporated in Delaware in September 1986 as a wholly owned subsidiary of ABF Freight System, Inc. The Company was purchased by management from ABF Freight System in December 1988.  We completed the initial public offering of our common stock in March 1992.

Our principal executive office is located at 3200 Industrial Park Road, Van Buren, Arkansas 72956.  Our telephone number is (479) 471-2500.  Our website is located at www.usa-truck.com.  The information contained on our website is not incorporated by reference and should not be considered part of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the documents incorporated herein by reference contain certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  We intend that those statements be covered by the safe harbors created under those laws.  All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including without limitation: any projections of earnings, revenues, or other financial items; any statement of plans, strategies, and objectives of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; and any statements of belief and any statement of assumptions underlying any of the foregoing.  Such statements may be identified by the use of terms or phrases such as “expects,” “estimates,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “goals,” “may,” “will,” “should,” “could,” “potential,” “continue,” “future,” and similar terms and phrases.  Forward-looking statements are inherently subject to risks, uncertainties, and assumptions, including those described in our periodic filings with the Commission, including those described under “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.”  Examples of forward-looking statements include all statements that are not historical in nature, including statements regarding:

•	our operations, competitive position, growth strategy, and prospects;

•	the implementation of our strategic plans;

•	industry conditions, including events in the general economy, the supply-demand balance, rates, and driver availability;

•	the effects of economic, political, or social conditions;

•	governmental regulations affecting our operations, including laws and regulations regarding hours-of-service, safety standards, operating authority, emissions, and the environment;

•	fuel, insurance, driver pay, depreciation and amortization, salaries, wages and benefits, purchased transportation, and other costs that impact our operations and profitability; and

•	our funding needs, financing sources, and liquidity constraints.

All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data, are based upon our current expectations and various assumptions. Our expectations, beliefs, and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that management’s expectations, beliefs and projections will be achieved. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus. Such risks, uncertainties and other important factors which could cause our actual results to differ materially from those suggested by our forward-looking statements are set forth in our reports incorporated by reference into this prospectus, and include, among other things:

•	the effects of economic, credit, political, and business factors affecting the trucking industry;

•	competition from numerous sources, including other truckload carriers, less-than-truckload carriers, railroads, and private fleets;

•
pricing pressure, an imbalance of industry capacity and demand, a loss of or volume reduction from major customers, and other factors impacting the demand for our services and the price we receive for such services;

•	increases or rapid fluctuations in fuel costs;

•	the occurrence of losses or other liabilities that are not covered by insurance or that exceed our insurance limits;

•	our ability to meet our capital requirements, generate sufficient cash from operations, and maintain compliance with the terms and conditions of financing arrangements;

•	the proper functioning and availability of our information systems;

•	our ability to retain key executives;

•	legislative and regulatory requirements and developments, such as hours-of-service, the Comprehensive Safety Analysis 2010, emissions standards, and environmental laws and regulations;

•	the availability, performance of new tractors and trailers, and the pricing of new and used tractors and trailers;

•	increases in driver compensation or difficulty attracting or retaining qualified drivers;

•	the reclassification of our owner-operators as employees;

•	seasonality and the impact of weather;

•	our ability to reduce, or control increases in, operating costs;

•	strikes or work stoppages at our facilities or those of our customers; and

•	our susceptibility to various legal claims and lawsuits.

Because our forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different and any or all of our forward-looking statements may turn out to be wrong. Forward-looking statements speak only as of the date made and can be affected by assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this prospectus will be important in determining future results. Consequently, we cannot assure you that our expectations or forecasts expressed in such forward-looking statements will be achieved. Actual future results may vary materially.

Except as required by law, we undertake no obligation to publicly update any forward-looking or other statements, whether as a result of new information, future events, or otherwise. We provide a cautionary discussion of risks and uncertainties under the “Risk Factors” section in this prospectus. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed here could adversely affect our business and results of operations. You should carefully consider the risks described under “Risk Factors” in this prospectus, together with any risks described in the accompanying prospectus supplement and the information incorporated by reference.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risk factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, and in other documents incorporated by reference into this prospectus (which risk factors are incorporated by reference herein), as well as other information contained in or incorporated by reference into this prospectus or any prospectus supplement hereto before making a decision to invest in our common stock.  See “WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION” and “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS” above.

USE OF PROCEEDS

To the extent we sell shares, we intend to use the net proceeds from the sales of our common stock as set forth in the applicable prospectus supplement. We will not receive any proceeds from the sale of any shares of common stock offered by selling stockholders, if any.

SELLING STOCKHOLDERS

In addition to the shares of common stock that the Company may offer, selling stockholders may from time to time offer and sell any or all of the common stock under this prospectus.  We will supplement this prospectus with the following information in regards to any selling stockholders: (i) the name of each selling stockholder; (ii) the nature of any position, office or other material relationship which the selling stockholder has had within the past three years with the registrant or any of its predecessors or affiliates; (iii) the amount of common stock owned by the selling stockholder prior to the offering; (iv) the amount to be offered for the selling stockholder’s account; and (v) the amount and, if one percent or more, the percentage of the class to be owned by such selling stockholder after completion of the offering.

PLAN OF DISTRIBUTION

    We may sell the securities described in this prospectus from time to time in one or more of the following ways:

•	to or through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents; or

•	through a combination of any of such methods of sale.

    The prospectus supplement with respect to the offered securities will describe the terms of the offering, including:

•	the name or names of any agents or underwriters;

•	the purchase price of such securities and the proceeds to us from such sale;

•	any underwriting discounts and other items constituting underwriters’ or agents’ compensation;

•	any public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Authorized Capital Stock

Under our Restated and Amended Certificate of Incorporation, as amended (the “Certificate of Incorporation”), our authorized capital stock consists of 30,000,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share.  As of the date of this prospectus, 10,499,082 shares of our common stock were outstanding.

Common Stock

Our common stock is listed on the NASDAQ Global Select Market under the symbol “USAK.”  Any additional common stock we issue will also be listed on the NASDAQ Global Select Market.  The holders of common stock are entitled to receive dividends, or other distributions with respect to our outstanding shares, as may be declared from time-to-time by the Board of Directors.  Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote and do not have cumulative voting rights in the election of directors.  In the event of our liquidation, dissolution, or winding up, holders of common stock will be entitled to share ratably in the assets, if any, available for distribution after payment of all creditors and the liquidation preferences on any outstanding shares on preferred stock, if any such stock is issued.  Holders of common stock have no preemptive rights to subscribe for any additional securities of any class we may issue, nor any conversion, redemption, or sinking fund rights.

Preferred Stock

Preferred stock may be issued from time to time by approval of our board of directors without stockholder approval in such series and with such preferences, conversion, or other rights, voting powers, restrictions, limitations as to dividends, qualifications or other provisions as may be fixed by the board of directors in the resolution authorizing their issuance.  The issuance of preferred stock could adversely affect the rights of holders of common stock; for example, the issuance of preferred stock could result in a class of securities outstanding that would have certain preferences with respect to dividends and in liquidation over the common stock and that could result in a dilution of the voting rights, net income per share, and the net book value of the common stock.  There are no shares of preferred stock outstanding, and we have no agreements or understandings for the issuance of any shares of preferred stock.

Certain Provisions of our Certificate of Incorporation and Bylaws

Advance Notice of Proposals and Nominations. Our Bylaws provide that stockholders must provide timely written notice to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders. Notice for a proposal or nomination is timely if it is received at our principal executive offices not less than 120 days prior to the date of our proxy statement released to stockholders in connection with the previous year’s annual meeting. The Bylaws also specify the form and content of a stockholder’s notice. These provisions may prevent stockholders from bringing matters before an annual meeting of stockholders or from nominating candidates for election as directors at an annual meeting of stockholders.

Indemnification of Directors, Officers, and Employees. The Delaware General Corporation Law (the “DGCL”) authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability:

·	for breach of duty of loyalty;

•	for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

•	under Section 174 of the DGCL (unlawful dividends); or

•	for transactions from which the director derived improper personal benefit.

Our Certificate of Incorporation and Bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to advance certain expenses (including attorneys fees and disbursements and court costs) to our directors and officers and carry directors’ and officers’ insurance providing insurance for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers, or employees for which indemnification is sought.

Anti-Takeover Provisions of Delaware Law and Our Charter Provisions

We are a Delaware corporation subject to Section 203 of the DGCL.  Section 203 provides that, subject to exceptions specified in the law, a Delaware corporation shall not engage in “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder unless:

•
the corporation has elected in its certificate of incorporation to be excluded from the restrictions of Section 203 (the lack of such an election in our certificate of incorporation means that we are currently subject to restrictions on such combinations and transactions);

•	the board of directors of the corporation approved in advance the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

•
the business combination is approved at the time of consummation or thereafter by the board of directors of the corporation and by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

The three-year prohibition also does not apply to business combinations proposed by an interested stockholder following the announcement or notification of extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors. The term “business combination” is defined generally to include mergers or consolidations between a Delaware corporation and an “interested stockholder,” transactions with an “interested stockholder” involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder’s percentage ownership of stock.

The term “interested stockholder” is defined to include any person, other than the corporation and any direct or indirect majority-owned subsidiary of the corporation, that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within three years immediately prior to the relevant date, or the affiliates and associates of any such person.

Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage companies interested in acquiring our company to negotiate in advance with our board of directors, because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Article V of our Certificate of Incorporation and certain sections of our Bylaws also contain provisions that could have anti-takeover effects, including the following provisions:

●	requiring a classified board of directors;

●	allowing an increase in the number of directors only if at least 75% of the directors then in office agree to the increase;

●	reserving to the board of directors the exclusive right to fill vacancies on the board;

●
providing that a director may be removed only for cause and only upon the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of voting capital stock of the corporation, voting together as a single class;

●
requiring the affirmative vote or consent of the holders of two-thirds of the shares of stock entitled to vote thereon (including the affirmative vote of the holders of at least two-thirds of the shares of any class or series of capital stock entitled to vote separately thereon) to authorize major corporate transactions required to be authorized by the stockholders under the DGCL, such as mergers, consolidations, and asset sales; and

●	requiring advance notice of all stockholder proposals, including nominations for election as director.

In addition, our Certificate of Incorporation grants our board of directors the authority to amend and repeal our Bylaws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware, our Certificate of Incorporation, or Bylaws.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our amended and restated Certificate of Incorporation provides otherwise.  Our Certificate of Incorporation does not expressly provide for cumulative voting.

Authorized but Unissued Capital Stock

The DGCL does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NASDAQ Global Select Market, which would apply so long as our common stock is listed on the NASDAQ Global Select Market, require stockholder approval of certain issuances.  These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

LEGAL MATTERS

Scudder Law Firm, P.C., L.L.O., Lincoln, Nebraska, will provide an opinion for us regarding the validity of our common stock.

EXPERTS

    The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in giving said reports.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file annual, quarterly, and special reports, proxy statements, and other information with the Securities and Exchange Commission.  The file number under the Securities Exchange Act of 1934 for our Commission filings is No. 0-19858.  You may read and copy materials that we have filed with the Commission, including the registration statement of which this prospectus is a part, at the Commission’s public reference room located at:

100 F Street, N.W.
Washington, D.C. 20549

Please call the Commission at 1-800-SEC-0330 for further information on the public reference room.  Our Commission filings also are available to the public on the Commission’s website at www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically and our website at www.usa-truck.com.  The information contained on our website is not incorporated by reference and should not be considered part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus and information that we file later with the Commission will automatically update and supersede this information.  We incorporate by reference into this prospectus the documents and information we filed with the Commission that are identified below and any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (except as otherwise provided in the forms governing the documents we incorporate by reference, including, with respect to Current Reports on Form 8-K, any information furnished under Item 2.02 or Item 7.01 and related exhibits) until all of the common stock to which this prospectus relates has been sold or the offering is otherwise terminated.  The documents we incorporate by reference are:

(i)	Our Annual Report on Form 10-K for the year ended December 31, 2009;

(ii)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010;

(iii)	Our Current Report on Form 8-K filed with the Commission on March 24, 2010;

(iv)	Our Current Report on Form 8-K filed with the Commission on April 12, 2010;

(v)	Our Current Report on Form 8-K filed with the Commission on April 23, 2010 (excluding Item 2.02 and related exhibit under Item 9.01);

(vi)	Our Current Report on Form 8-K filed with the Commission on May 7, 2010;

                                        (vii)  Our Current Report on Form 8-K filed with the Commission on May 21, 2010; and

(viii)
  The description of our common stock contained in the Registration Statement on Form 8-A we filed with the Commission on February 13, 1992, which was declared effective on March 19, 1992, including any amendment or report filed for the purpose of updating such description.

Any statements made in a document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes the statement.  Any statement made in this prospectus is deemed to be modified or superseded to the extent any statement in any subsequently filed document, which is incorporated by reference into this prospectus, modifies, or supersedes such statement.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with the prospectus.  You may request a copy of these filings, at no cost, by writing us at the following address or telephoning us at (479) 471-2500 between the hours of 9:00 a.m. and 5:00 p.m., Central Time: J. Rodney Mills, Secretary, USA Truck, Inc., 3200 Industrial Park Road, Van Buren, Arkansas 72956.

We and the selling stockholders, if any, have not authorized any dealer, salesperson, or other person to give any information or represent anything not contained in this prospectus.  You must not rely on any unauthorized information.  This prospectus does not offer to sell or buy any securities in any jurisdiction where it is unlawful.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following sets forth the expenses in connection with the offering, all of which will be borne by us:

Securities and Exchange Commission registration fee	$5,704.00
NASDAQ listing fee	0.00*
Accounting fees and expenses	10,000.00**
Legal fees	10,000.00**
Printing and engraving	3,000.00**
Miscellaneous	2,000.00**
Total	$30,704.00**

*
We have estimated NASDAQ listing fees at $0.00 on the basis that sales by our selling stockholders will not cause any increase in listing fees.  To the extent we sell shares, we may incur additional listing fees.

**	Estimated.

Item 15.  Indemnification of Directors and Officers

Under Section 145 of the DGCL, a corporation may indemnify its directors and officers against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by a director or officer in connection with any threatened, pending or completed action (except settlements or judgments in derivative suits), suit, or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee, or agent of the company, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.  The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

As permitted by Sections 102 and145 of the DGCL, USA Truck’s Bylaws provide for indemnification of USA Truck’s directors and officers to the full extent permitted by the DGCL.  In addition, USA Truck’s Certificate of Incorporation eliminates the personal liability of directors to USA Truck or its stockholders to the fullest extent permitted by the DGCL.  USA Truck has purchased directors’ and officers’ liability insurance covering certain liabilities that may be incurred by its directors and officers in connection with the performance of their duties.

Item 16.  Exhibits

The Exhibit Index filed herewith and appearing immediately before the exhibits hereto is incorporated by reference in response to this Item.

Item 17.  Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include, any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Van Buren, State of Arkansas, on May 24, 2010.

USA TRUCK, INC.

                                                                                                              By: /s/ Clifton R. Beckham
                                                                                                                    Clifton R. Beckham
                                                                                                                                                   President and Chief Executive Officer

POWER OF ATTORNEY

Know all men by these presents, that the undersigned directors and officers of USA Truck, Inc., a Delaware corporation, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, hereby constitute and appoint Clifton R. Beckham and Darron R. Ming, and each of them, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his name, place, and stead, in any and all capacities, to sign such Registration Statement and any or all amendments, including post-effective amendments, to the Registration Statement, including a prospectus or an amended prospectus therein and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Robert M. Powell Robert M. Powell	Chairman of the Board	May 24, 2010
/s/ Clifton R. Beckham Clifton R. Beckham	President, Chief Executive Officer and Director (Principal Executive Officer)	May 24, 2010
/s/ Darron R. Ming Darron R. Ming	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	May 24, 2010
/s/ James B. Speed James B. Speed	Director	May 24, 2010
/s/ Terry A. Elliott Terry A. Elliott	Director	May 24, 2010
/s/ William H. Hanna William H. Hanna	Director	May 24, 2010
/s/ Richard B. Beauchamp Richard B. Beauchamp	Director	May 24, 2010
/s/ James D. Simpson, III James D. Simpson, III	Director	May 24, 2010

EXHIBIT INDEX

Exhibit No.	Exhibit Description
1*	Form of Underwriting Agreement
4.01
Restated and Amended Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, Registration No. 33-45682, filed with the Securities and Exchange Commission on February 13, 1992 [the “Form S-1”]).

4.02	Bylaws of the Company as currently in effect (incorporated by reference to Exhibit 3.2 to the Company’s annual report on Form 10-K for the year ended December 31, 2001).
4.03
Certificate of Amendment to Certificate of Incorporation of the Company filed March 17, 1992 (incorporated by reference to Exhibit 3.3 to Amendment No. 1 to the Form S-1 filed with the Securities and Exchange Commission on March 19, 1992).

4.04	Specimen certificate evidencing shares of the Common Stock, $.01 par value, of the Company (incorporated by reference to Exhibit 4.1 to the Form S-1).
5*	Opinion of Scudder Law Firm, P.C., L.L.O.
23.01*	Consent of Scudder Law Firm, P.C., L.L.O. (included as part of Exhibit 5.01 filed herewith).
23.02**	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.
24	Power of Attorney (included on the signature pages herein)

______________________________
*To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference.
**Filed herewith.